UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K
                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                     Date of Report: May 19, 2014


                      PEPTIDE TECHNOLOGIES, INC.
        (Exact name of registrant as specified in its charter)


      Nevada                 333-133347                        98-0479983
  (State or other       (Commission File Number)         (IRS Employer Number)
   jurisdiction of
   incorporation)

   601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101
   -------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (206) 388-5498
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2014, Peptide Technologies, Inc. entered into an exclusive global distribution agreement for its AquaNatural Marine coating with All-Sea Coatings Ltd. (a division of All-Sea Enterprises) of North Vancouver, Canada. The agreement with All-Sea Coatings provides a sales conduit and exclusive rights for our AquaNatural Marine coating to establish all aspects of the commercialization of the first all natural and sustainable organic-based fouling prevention coatings product line to address the economic and environmental burden of aquatic bio-fouling. All-Sea Coatings will be responsible for deployment and commercialization of the AquaNatural Marine coating in both the commercial and leisure marine marketplace. The AquaNatural Marine Coating is a customizable friction-reduction paint formula for stationary or mobile marine assets for 5 years, resulting in a potential fuel cost savings greater than 5%. The product offers an industry-first successful "30 MINUTE" curing phase permitting significantly lower maintenance dry-dock downtime, and is designed to prevent the attachment of fouling organisms to a wide variety of substrates.



















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        PEPTIDE TECHNOLOGIES, INC.



                                        By: /s/ J. Erik Odeen
                                            ----------------------------------
                                             J. Erik Odeen
                                             CFO
Date: May 28, 2014



























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